UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Qell Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1554553
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

505 Montgomery Street, Suite 1100 San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A ordinary share, and one-third of one Warrant to acquire one Class A ordinary share	The Nasdaq Capital Market
Class A ordinary shares, par value $0.0001 per share	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	The Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file or Regulation A offering statement number to which this form relates (if applicable):

333–248765

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of Qell Acquisition Corp.’s (the “Registrant”) units, Class A ordinary shares, par value $0.0001 per share, and redeemable warrants to purchase Class A ordinary shares to be registered hereunder, reference is made to the information set forth under the heading “Description of Securities” in the Registrant’s prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333–248765) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which information is hereby incorporated by reference. The description of the units, Class A ordinary shares and warrants included in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

QELL ACQUISITION CORP.

Date: September 29, 2020	By:	/s/ Barry Engle
Barry Engle
Chief Executive Officer